As filed with the Securities and Exchange Commission on March 1, 2019

Registration No.333-209242

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-1
REGISTRATION STATEMENT
Under the
Securities Act of 1933

ULURU INC.
(Exact name of registrant as specified in its charter)

Nevada	2834	41-2118656
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4410 Beltway Drive
Addison, Texas 75001
Telephone: (214) 905-5145
(Address of Principal Executive Offices,
including Zip Code)

Vaidehi Shah Chief Executive Officer ULURU Inc. 4410 Beltway Drive Addison, Texas 75001 (214) 905-5145 (Name, address and telephone number, including area code, of agent for service)	Copy to: Douglas C. Waddoups Jason R. Perry Parr Brown Gee & Loveless 101 South 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

ULURU Inc. (the “Company”) is filing this Post-Effective Amendment to deregister all unsold securities originally registered by the Company on Registration Statement on Form S-1 (File No. 333-209242) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 29, 2016.

The Board of Directors of the Company has determined to file a Form 15 suspending its obligation to file reports with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended. In connection with this suspension, the Company is terminating all offerings of the Company’s common stock pursuant to existing registration statements, including the Registration Statement.  In accordance with the undertakings made by the Company in the Registration Statement, the Company hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statement, all shares of the Company’s common stock registered under the Registration Statement that remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ULURU Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on March 1, 2019.

ULURU Inc.

\s\ Vaidehi Shah
Vaidehi Shah, Chief Executive Officer
(Principal Executive Officer)

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.